UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

10/21/2004

Smithtown Bancorp, Inc

(Exact name of registrant as specified in its charter)

New York	2-91511	11-2695037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Main Street, Smithtown, New York	11787
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

631-360-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SMITHTOWN BANCORP, INC

INDEX

Item 1.01	Entry into a Material Definitive Agreement – Not Applicable.

Item 1.02	Termination of a Material Definitive Agreement – Not Applicable.

Item 1.03	Bankruptcy or Receivership – Not Applicable.

Item 2.01	Completion of Acquisition or Disposition of Assets – Not Applicable.

Item 2.02	Results of Operations and Financial Condition – Not Applicable

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant – Not Applicable.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement – Not Applicable.

Item 2.05	Costs Associated with Exit or Disposal Activities – Not Applicable.

Item 2.06	Material Impairments – Not Applicable.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing - Not Applicable.

Item 3.02	Unregistered Sales of Equity Securities – Not Applicable.

Item 3.03	Material Modifications to Rights of Security Holders – Not Applicable.

Item 4.01	Changes in Registrant’s Certifying Accountant – Not Applicable.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review – Not Applicable.

Item 5.01	Changes in Control of Registrant – Not Applicable.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers – Not Applicable.

Item 5.03	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year – Not Applicable.

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans – Not Applicable.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics – Not Applicable.

Item 7.01	Regulation FD Disclosure – Not Applicable.

Item 8.01	Other Events – Not Applicable.

Item 9.01	Financial Statements and Exhibits – Exhibit 99.1. Smithtown Bancorp Press Release dated October 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SMITHTOWN BANCORP, INC

/s/ Bradley E. Rock
Bradley E. Rock, Chairman, President and
Chief Executive Officer

October 21, 2004
/s/ Anita M. Florek
Anita M. Florek, Executive Vice President,
Treasurer and Chief Financial Officer